Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the registration of an aggregate of 3,107,907 ordinary B shares, par value NIS 0.85 per share, of Lumenis Ltd. (the “Company”), authorized for issuance under the Company’s 2000 Share Option Plan and 2007 Share Incentive Plan, of our report dated March 28, 2012 (except for Note 19.a as to which the date is February 13, 2014) with respect to the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2011 and the related consolidated statements of  operations, comprehensive income, changes in shareholder’s equity (deficiency) and cash flows for the year ended December 31, 2011, included in its annual report on Form 20-F for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission on March 27, 2014.

June 2, 2014 Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer, A Member of Ernst & Young Global